EXHIBIT 23(A)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 23, 2002 incorporated by reference into the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2001, and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP


Minneapolis, Minnesota,
March 25, 2002